Exhibit 1(a)(vi)

CORPORATE ACCESS NUMBER: 206816738
Alberta
BUSINESS CORPORATIONS ACT

CERTIFICATE
OF
AMENDMENT

ADVENTURX.COM, INC.
CHANGED ITS NAME TO NETTRON.COM, INC. ON 1999/09/28.

Certified Copy
 Name Change Alberta Corporation - Registration Statement

Service Request Number:	1474143

Corporate Access. Number:	206816738

Legal Entity Name:	ADVENTURXCOM, INC.

French Equivalent Name:

Legal Entity Status:	Active

Alberta Corporation Type:	Named Alberta Corporation

New legal entity Name:	NETTRON.COM, INC.

New French Equivalent Name:

Nuans: Number:

Nuans: Date:	65378354

French NUB. Number: French Nuans Date:	1999/09/27

Professional endorsement Provided: .

Future Dating, Required:

Amendment Date:	1999/09/28

Annual return, are outstanding for the 2001, 2000 file year(s).

Annual Return

File Year	Date Filed
1999	1999/03/24
1998	1998/03/27
1997	1997/02/24

Attachment

Attachment Type	Microfilm Bar Code	Date Recorded
Section 167(1)(f) Schedule	ELECTRONIC	1999/07/08

Registration Authorized By:	BURST ALL WARD
AGENT OF CORPORATION